Exhibit 99.1

Press Release April 19, 2017
7575 W. Jefferson Blvd. Fort Wayne, IN 46804

Steel Dynamics Reports First Quarter 2017 Results

FORT WAYNE, INDIANA, April 19, 2017 / PRNewswire / Steel Dynamics, Inc. (NASDAQ/GS: STLD) today announced first quarter 2017 financial results.  The company reported first quarter 2017 net income of $201 million, or $0.82 per diluted share, with net sales of $2.4 billion.  Comparatively, prior year first quarter net income was $63 million, or $0.26 per diluted share, with net sales of $1.7 billion.  Sequential fourth quarter 2016 net income was $20 million, or $0.08 per diluted share, which included non-cash goodwill and asset impairment charges of $0.31 per diluted share and debt refinancing and repayment charges of $0.04 per diluted share.  Excluding these items, the company’s adjusted fourth quarter 2016 net income was $106 million, or $0.43 per diluted share.

“The team executed well and delivered a strong first quarter performance with all of our operating platforms improving profitability,” said Mark D. Millett, President and Chief Executive Officer. “Our first quarter 2017 income from operations increased over 75 percent sequentially to $335 million with adjusted EBITDA of $421 million.  The increase in our earnings was principally driven by our flat roll operations, as demand was strong and customer inventory levels continued to be positioned at historically low levels.  We also experienced increased shipments from our long product steel divisions.  Steel demand from the automotive sector remained steady and construction continued to improve.  Additionally, specific to our Engineered Bar Products Division, there was an overall general demand improvement, supported by positive movement in the heavy equipment and energy sectors.

“Operating income from our metals recycling platform more than doubled in the first quarter 2017, as domestic steel mill utilization increased, strengthening both ferrous scrap shipments and metal spread,” continued Millett. “Additionally, in what is typically a seasonally lower demand timeframe for our fabrication operations, the team achieved record quarterly shipments and improved earnings, a strong indicator that the non-residential construction market is continuing a positive growth profile.”

The company generated strong cash flow from operations of $240 million during the first quarter 2017. As evidence of the confidence in the company’s sustainable long-term cash flow generation capability, the board of directors approved an 11 percent increase in the company’s first quarter 2017 cash dividend, reflecting the strength of the company’s capital structure and liquidity profile, and the continued optimism and confidence in its future prospects.

Additional First Quarter 2017 Comments

First quarter 2017 operating income for the company’s steel operations increased 62 percent to $352 million sequentially, based on a 12 percent increase in shipments and metal spread expansion.  The company’s average steel product price increased more than consumed raw material scrap costs, resulting in steel metal spread expansion.  The first quarter 2017 average product selling price for the company’s steel operations increased $63 to $743 per ton.  The average ferrous scrap cost per ton melted increased $44 to $264 per ton.

First quarter 2017 operating income attributable to the company’s flat roll products increased 67 percent when compared to the sequential fourth quarter, driven by an 11 percent increase in shipments combined with metal spread expansion. Operating income from long products increased 39 percent as a result of a 16 percent improvement in shipments, primarily from the company’s Engineered Bar Products and Structural and Rail divisions.  Long product steel selling values remain under pressure from excess domestic production capability, coupled with elevated import levels.  The company’s steel production utilization rate was 95 percent in the first quarter 2017, compared to 81 percent in the sequential fourth quarter and compared to the domestic industry utilization rate of 75 percent.

First quarter 2017 operating income from the metals recycling operations was $21 million, compared to $10 million in the sequential fourth quarter (excluding a non-cash goodwill impairment charge of $5.5 million).  Both ferrous scrap demand and pricing increased as domestic steel mill utilization improved.

The company’s fabrication operations recorded first quarter 2017 operating income of $24 million, compared to sequential fourth quarter results of $18 million.  Despite what is typically a lower demand season, the platform achieved record quarterly shipments, which more than offset moderate margin compression as product pricing declined slightly more than steel input costs.

Outlook

“The company believes that current and anticipated macroeconomic and market conditions are in place to benefit the domestic steel industry in the coming year,” said Millett.  “Although domestic automotive production may be coming off record levels, we believe 2017 North American automotive steel consumption will be steady, and that there will be additional growth in the construction sector, especially for larger, public sector infrastructure projects.  Additionally, the energy sector has begun to strengthen.

“We continue to see progress at our Columbus Flat Roll Division.  The successful market and product diversification achieved at Columbus will continue to benefit the coming years as we have accessed numerous new customers and end markets. The Columbus team completed construction of a $100 million paint line in the fourth quarter 2016, adding 250,000 tons of value-added painting capability. Start-up is going well, with painted shipments of just under 13,000 tons in the first quarter.

“We continue to strengthen our financial position through strong cash flow generation and the execution of our long-term strategy. We are well-positioned for growth, and remain focused on delivering shareholder value through organic and strategic growth opportunities,” concluded Millett.

Conference Call and Webcast

Steel Dynamics, Inc. will hold a conference call to discuss first quarter 2017 operating and financial results on Thursday, April 20, 2017, at 10:00 a.m. Eastern Time.  You may access the call and find dial-in information on the Investors section of the company’s website at www.steeldynamics.com.  A replay of the call will be available on our website until 11:59 p.m. Eastern Time on April 25, 2017.

About Steel Dynamics, Inc.

Steel Dynamics, Inc. is one of the largest domestic steel producers and metals recyclers in the United States based on estimated annual steelmaking and metals recycling capability, with facilities located throughout the United States, and in Mexico.  Steel Dynamics produces steel products, including hot roll, cold roll, and coated sheet steel, structural steel beams and shapes, rail, engineered special-bar-quality steel, cold finished steel, merchant bar products, specialty steel sections and steel joists and deck.  In addition, the company produces liquid pig iron and processes and sells ferrous and nonferrous scrap.

Note Regarding Non-GAAP Financial Measures

The company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). Management believes that Adjusted Operating Income, Adjusted Net Income, Adjusted Diluted Earnings Per Share, EBITDA and Adjusted EBITDA, non-GAAP financial measures, provide additional meaningful information regarding the company’s performance and financial strength. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the company’s reported results prepared in accordance with GAAP.  In addition, because not all companies use identical calculations, EBITDA included in this release may not be comparable to similarly titled measures of other companies.

Forward-Looking Statements

This press release contains some predictive statements about future events, including statements related to conditions in the steel and metallic scrap markets, Steel Dynamics’ revenues, costs of purchased materials, future profitability and earnings, and the operation of new or existing facilities. These statements, which we generally precede or accompany by such typical conditional words as “anticipate,” “intend,” “believe,” “estimate,” “plan,” “seek,” “project” or “expect,” or by the words “may,” “will,” or “should,” are intended to be made as “forward-looking,” subject to many risks and uncertainties, within the safe harbor protections of the Private Securities Litigation Reform Act of 1995. These statements speak only as of this date and are based upon information and assumptions, which we consider reasonable as of this date, concerning our businesses and the environments in which they operate. Such predictive statements are not guarantees of future performance, and we undertake no duty to update or revise any such statements. Some factors that could cause such forward-looking statements to turn out differently than anticipated include: (1) the effects of uncertain economic conditions; (2) cyclical and changing industrial demand; (3) changes in conditions in any of the steel or scrap-consuming sectors of the economy which affect demand for our products, including the strength of the non-residential and residential construction, automotive, appliance, pipe and tube, and other steel-consuming industries; (4) fluctuations in the cost of key raw materials (including steel scrap, iron units, and energy costs) and our ability to pass-on any cost increases; (5) the impact of domestic and foreign import price competition; (6) unanticipated difficulties in integrating or starting up new or acquired businesses; (7) risks and uncertainties involving product and/or technology development; and (8) occurrences of unexpected plant outages or equipment failures.

More specifically, we refer you to Steel Dynamics’ more detailed explanation of these and other factors and risks that may cause such predictive statements to turn out differently, as set forth in our most recent Annual Report on Form 10-K under the headings Special Note Regarding Forward-Looking Statements and Risk Factors, in our quarterly reports on Form 10-Q or in other reports which we from time to time file with the Securities and Exchange Commission. These are available publicly on the SEC website, www.sec.gov, and on the Steel Dynamics website, www.steeldynamics.com: Investors: SEC Filings.

Contact:  Tricia Meyers, Investor Relations Manager— +1.260.969.3500

Steel Dynamics, Inc.

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

(in thousands, except per share data)

	Three Months Ended		Three Months
	March 31,		Ended
	2017	2016	December 31, 2016

Net sales	$2,368,216	$1,741,301	$1,910,596
Costs of goods sold	1,896,062	1,505,265	1,600,654
Gross profit	472,154	236,036	309,942

Selling, general and administrative expenses	102,933	87,530	94,110
Profit sharing	27,231	9,291	19,563
Amortization of intangible assets	7,424	7,250	7,406
Asset impairment charges	—	—	132,839
Operating income	334,566	131,965	56,024

Interest expense, net of capitalized interest	33,973	37,043	36,149
Other expense (income), net	(3,659)	(1,792)	17,055
Income before income taxes	304,252	96,714	2,820

Income tax expense (benefit)	105,586	35,396	(1,012)
Net income	198,666	61,318	3,832
Net loss attributable to noncontrolling interests	2,151	1,419	16,180
Net income attributable to Steel Dynamics, Inc.	$200,817	$62,737	$20,012

Basic earnings per share attributable to Steel Dynamics, Inc. stockholders	$0.83	$0.26	$0.08

Weighted average common shares outstanding	242,943	243,202	243,687

Diluted earnings per share attributable to Steel Dynamics, Inc. stockholders, including the effect of assumed conversions when dilutive	$0.82	$0.26	$0.08

Weighted average common shares and share equivalents outstanding	244,546	244,608	245,511

Dividends declared per share	$0.155	$0.140	$0.140

Steel Dynamics, Inc.

CONSOLIDATED BALANCE SHEETS

(in thousands)

	March 31,	December 31,
	2017	2016
	(unaudited)
Assets
Current assets
Cash and equivalents	$966,826	$841,483
Accounts receivable, net	883,147	729,784
Inventories	1,361,550	1,275,211
Other current assets	33,442	83,197
Total current assets	3,244,965	2,929,675

Property, plant and equipment, net	2,760,544	2,787,215

Restricted cash	17,846	18,060

Intangible assets, net	276,553	283,977

Goodwill	391,740	393,351

Other assets	12,387	11,454
Total assets	$6,704,035	$6,423,732
Liabilities and Equity
Current liabilities
Accounts payable	$530,958	$395,196
Income taxes payable	80,741	5,593
Accrued expenses	266,783	308,394
Current maturities of long-term debt	2,965	3,632
Total current liabilities	881,447	712,815

Long-term debt	2,353,744	2,353,194

Deferred income taxes	454,426	448,375

Other liabilities	19,711	20,649
Total liabilities	3,709,328	3,535,033

Commitments and contingencies

Redeemable noncontrolling interests	111,240	111,240

Equity
Common stock	641	641
Treasury stock, at cost	(475,072)	(416,829)
Additional paid-in capital	1,135,892	1,132,749
Retained earnings	2,373,718	2,210,459
Total Steel Dynamics, Inc. equity	3,035,179	2,927,020
Noncontrolling interests	(151,712)	(149,561)
Total equity	2,883,467	2,777,459
Total liabilities and equity	$6,704,035	$6,423,732

Steel Dynamics, Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

(in thousands)

	Three Months Ended
	March 31,
	2017	2016

Operating activities:
Net income	$198,666	$61,318

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	75,057	73,985
Equity-based compensation	11,303	10,534
Deferred income taxes	7,716	17,087
Other adjustments	(104)	180
Changes in certain assets and liabilities:
Accounts receivable	(153,364)	(75,596)
Inventories	(86,819)	82,567
Other assets	2,113	548
Accounts payable	133,809	112,659
Income taxes receivable/payable	96,319	13,993
Accrued expenses	(44,247)	(6,247)
Net cash provided by operating activities	240,449	291,028

Investing activities:
Purchases of property, plant and equipment	(41,677)	(27,708)
Other investing activities	26,918	3,054
Net cash used in investing activities	(14,759)	(24,654)

Financing activities:
Issuance of current and long-term debt	—	20,452
Repayment of current and long-term debt	(1,429)	(4,232)
Dividends paid	(34,130)	(33,425)
Purchase of treasury stock	(61,256)	—
Other financing activities	(3,532)	750
Net cash used in financing activities	(100,347)	(16,455)

Increase in cash and equivalents	125,343	249,919
Cash and equivalents at beginning of period	841,483	727,032
Cash and equivalents at end of period	$966,826	$976,951

Supplemental disclosure information:
Cash paid for interest	$12,649	$26,286
Cash paid for income taxes, net	$1,554	$699

Supplemental Information (dollars in thousands)

	First Quarter
	2017	2016	4Q 2016
External Net Sales
Steel	$1,721,333	$1,217,176	$1,393,329
Fabrication	194,096	180,055	173,015
Metals Recycling	363,836	269,407	282,783
Other	88,951	74,663	61,469
Consolidated	$2,368,216	$1,741,301	$1,910,596

Operating Income
Steel	$352,423	$135,692	$217,778
Fabrication	23,767	32,075	17,766
Metals Recycling	21,341	6,360	9,511
Metals Recycling Impairment	—	—	(5,500)
Operations	397,531	174,127	239,555

Non-cash Amortization of Intangible Assets	(7,424)	(7,100)	(7,406)
Profit Sharing Expense	(27,231)	(9,291)	(19,563)
Non-segment Operations	(28,310)	(25,771)	(29,223)
Minnesota Impairment Charges	—	—	(127,339)
Consolidated Operating Income	334,566	131,965	56,024

Non-cash Impairment Charges	—	—	132,839
Adjusted Operating Income	$334,566	$131,965	$188,863

Adjusted EBITDA
Earnings Before Taxes	$304,252	$96,714	$2,820
Net Interest Expense	32,333	36,150	34,752
Depreciation	66,269	65,375	64,199
Amortization of Intangible Assets	7,424	7,100	7,406
Non-controlling Interest	2,152	1,419	16,180
EBITDA	412,430	206,758	125,357
Non-cash Adjustments
Unrealized Hedging (Gain) Loss	(637)	319	(143)
Inventory Valuation	162	192	154
Asset Impairment Charges	—	—	119,764
Equity-based Compensation	9,074	6,979	10,069
Financing Expenses	—	—	3,104
Adjusted EBITDA	$421,029	$214,248	$258,305

Other Operating Information
Steel
Average External Sales Price (Per ton)	$743	$574	$680
Average Ferrous Cost (Per ton melted)	$264	$184	$220

Flat Roll Shipments	1,735,954	1,657,341	1,565,157
Long Product Shipments
Structural and Rail Division	350,555	292,988	319,265
Engineered Bar Products Division	192,140	125,200	134,262
Roanoke Bar Division	125,869	125,471	112,007
Steel of West Virginia	77,229	76,209	75,453
Total Shipments (In tons)	2,481,747	2,277,209	2,206,144

External Shipments (In tons)	2,305,080	2,121,872	2,041,078

Steel Production (In tons)	2,544,082	2,363,252	2,237,200

Metals Recycling
Total Nonferrous Shipments (In 000’s of pounds)	283,603	270,410	274,790
Total Ferrous Shipments (In gross tons)	1,338,599	1,305,154	1,175,625
External Ferrous Shipments (In gross tons)	485,414	503,787	446,232

Fabrication
Average External Sales Price (Per ton)	$1,291	$1,241	$1,310
Total Shipments (In tons)	150,402	145,126	132,186